Exhibit 99.2

Execution Version

JOINT FILING AND SOLICITATION AGREEMENT

THIS JOINT FILING AND SOLICITATION AGREEMENT (this “Agreement”) dated and effective as of this 3rd day of February, 2012, is by and among Privet Fund LP (“Privet Fund”), Privet Fund Management LLC (“Privet Management”), Ryan Levenson (“Levenson”), Ben Rosenzweig (“Rosenzweig”; together with Levenson, Privet Management and Privet Fund, the “Privet Parties”), Todd Diener (“Diener”), and James Pappas (acting on his own behalf and on behalf of various entities (collectively, the “JCP Parties”) that are controlled by Mr. Pappas and are parties to this Agreement including, without limitation, JCP Investment Partnership, LP), each of the foregoing a “Party” and collectively, the “Parties”.

WHEREAS, certain of the Parties are stockholders, direct or beneficial, of J. Alexander’s Corporation, a Tennessee corporation (the “Company”); and

WHEREAS, the Parties wish to form a committee for the purpose of seeking representation on the Board of Directors of the Company at the Company’s 2012 Annual Meeting of Stockholders (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, in consideration of the foregoing and the various mutual undertakings set forth herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties do hereby agree as follows:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each Party agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the Securities (as defined below) of the Company.  Each Party also confirms that the initial joint filing will disclose the formation of “The Committee to Strengthen J. Alexander’s” (the “Committee”), that each Party shall be a member of the Committee and that Privet Management shall chair the Committee.  Each Party shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other Parties, unless such Party knows or has reason to know that such information is inaccurate.  “Securities” shall mean equity securities of the Company, options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company.

2.           So long as this Agreement is in effect, (i) none of the Parties shall purchase or sell Securities of the Company or otherwise increase or decrease his/its economic exposure to Securities of the Company if such Party reasonably believes that, as a result of such action, the Committee or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission) without using his/its reasonable efforts to give Privet Management and the JCP Parties at least 24 hours prior written notice, and (ii) each of the Parties shall provide written notice to Privet Management of (a) any of his/its purchases or sales of Securities of the Company, and (b) any Securities of the Company over which he/it acquires or disposes of beneficial ownership, no later than 24 hours after each such transaction.

3.           Each of the Parties agrees to form the Committee and to be named as a member thereof for the purpose of (i) soliciting proxies or written consents for the election at the Annual Meeting of the persons nominated by Privet Fund to serve as members of the Board of Directors of the Company, (ii) taking such other action as the Parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing (the “Solicitation”).

4.           Each of (i) the Privet Parties and (ii) the JCP Parties agrees to pay all of the expenses incurred by the Committee in connection with the Committee’s activities, including expenses incurred before or after the date hereof by any of the Parties in the Solicitation (the “Expenses”), that have been approved by Privet Management and the JCP Parties as follows: the Privet Parties shall pay 70% of such Expenses and the JCP Parties shall pay 30% of such Expenses.

5.           Each of the Parties agrees that any SEC filing, press release or stockholder communication proposed to be made or issued by the Committee or any member of the Committee in connection with the Solicitation shall be first approved by Privet Management, which approval shall be given as promptly as reasonably practicable and shall not be unreasonably withheld.  In addition, any such SEC filing, press release or stockholder communication shall be provided to the JCP Parties for their review and comment a reasonable time before the filing or issuance of such SEC filing, press release or stockholder communication.  With respect to any SEC filing, each filing shall be made under the name of Privet Management or Privet Fund.

6.           Privet Management shall have general authority to conduct the Solicitation on a day-to-day basis and to take or cause to be taken all such action as Privet Management, in its sole discretion, deems necessary, advisable or appropriate in connection with accomplishing the objectives of the Solicitation.  Should any disagreement arise between or among any members of the Committee concerning decisions to be made or actions to be taken in connection with the activities specified in Section 3 or Section 5, Privet Management and the JCP Parties shall have the sole authority to resolve any such disagreement, which resolution shall be reached as promptly as reasonably practicable and shall not be unreasonably withheld.

7.           The relationship of the Parties hereto shall be limited to carrying on the business of the Committee in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any Party to act as an agent for any other Party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any Party’s right to purchase or sell Securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

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8.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.           In the event of any dispute arising out of the provisions of this Agreement, the Parties hereto consent and submit to the exclusive jurisdiction of any court of competent jurisdiction of the State of Georgia located in Fulton County and the federal court in the Northern District of Georgia.

10.           The Parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4 and Section 9 which shall survive any termination of this Agreement, subject to the final sentence of Section 11) shall terminate immediately after the conclusion of the Solicitation or as otherwise agreed to by the Parties.  Any Party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other parties.

11.           The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the Parties hereto.  Notwithstanding anything to the contrary contained herein, this Agreement may be amended, without the written consent of each of the Parties hereto, to (i) add any person or entity as a party hereto, which shall become effective upon execution of an appropriate joinder agreement signed by such person or entity and Privet Management, or (ii) remove any member of the Committee as a party hereto, which shall be effective upon delivery of an appropriate written notice from Privet Management to such member, in the event (a) Privet Management determines, in its sole discretion, that such member has breached his/its obligations under this Agreement or is otherwise not acting in the best interests of the Committee, or (b) any disagreement contemplated under Section 6 cannot be resolved within two business days.  In the event any member of the Committee is removed as a party to this Agreement pursuant to the immediately preceding sentence, such member shall cease to have any rights or obligations under this Agreement, except that such member shall be obligated to pay in accordance with Section 4 its proportional share of the Expenses that have been incurred by the Committee prior to the date of such removal.

12.           Each Party disclaims any beneficial or pecuniary interest in the Securities of the Company held by the other Parties, and each Party will make its/his own individual investment and ownership decisions with respect to the Securities of the Company.  There is no understanding or agreement among any Party to share in any profits from transactions effected by other Parties.

13.           Each Party agrees that Bryan Cave LLP shall act as counsel for both the Committee and each of the Privet Parties relating to their respective investments in the Company and Olshan Grundman Frome Rosenzweig & Wolosky LLP shall act as counsel for each of the JCP Parties relating to their respective investments in the Company.

14.           Each Party agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be executed as of the day and year first above written.

PRIVET FUND LP

By: Privet Fund Management LLC,
Managing Partner

By: /s/ Ryan Levenson
Ryan Levenson
Title:  Managing Member

PRIVET FUND MANAGEMENT LLC

By: /s/ Ryan Levenson
Ryan Levenson
Title:  Managing Member

JCP INVESTMENT PARTNERSHIP, LP

By: JCP Investment Management, LLC
Investment Manager

By: /s/ James Pappas
Name: James Pappas
Title: Managing Member

JCP INVESTMENT PARTNERS, LP

By: JCP Investment Holdings, LLC
General Partner

By: /s/ James Pappas
Name: James Pappas
Title: Managing Member

JCP INVESTMENT HOLDINGS, LLC

By: /s/ James Pappas
Name: James Pappas
Title: Managing Member

JCP INVESTMENT MANAGEMENT, LLC

By: /s/ James Pappas
Name: James Pappas
Title: Managing Member

/s/ Todd Diener
                                                                                                                                                                   Todd Diener

/s/ Ryan Levenson
                                                                                               Ryan Levenson

/s/ James Pappas
James Pappas

/s/ Ben Rosenzweig
Ben Rosenzweig